Exhibit 4.2

SEE REVERSE SIDE FOR LEGEND) THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW) CUSIP 498455 11 2 SPECIMEN THIS CERTIFIES THAT, for value received is the registered holder of a warrant or warrants (the “Warrant(s)”) of KLDiscovery Inc., a Delaware corporation (the “Company”), each expiring whole at 5:00 Warrant p.m. evidenced , New York by City this time, Warrant on December Certificate. 19, 2024 to purchase purchase from one the fully Company, paid and commencing non-assessable January share 31, of common 2020, such stock, number par value of Shares $0.0001 of the per Company share (“Shares”), at the Warrant of the Price Company (as defined for below), upon surrender of this Warrant Certificate and payment The of Warrant the Warrant entitles Price the at holder the office thereof or agency to of Company Continental be Stock required Transfer to net & cash Trust settle Company any warrant (the “Warrant exercise. Agent”), The Warrant but only Agreement subject provides to the conditions that upon set the forth occurrence herein and of certain in the Warrant events the Agreement Warrant Price between and the the Company number of and Shares Continental purchasable Stock hereunder, Transfer & set Trust forth Company. on the face In hereof, no event may, will the purchased at the time the Warrant is exercised. The initial Warrant Price per Share is equal subject to to $ 11.50 certain per conditions, share. No be fraction adjusted. of aThe Share term will “Warrant be issued Price” upon as any used exercise in this of Warrant a Warrant. Certificate If the holder refers to of the a Warrant price per would Share be at entitled which Shares to receive may a be fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number new Warrant the number Certificate of Shares covering to be issued the number to such of holder. Shares Upon for which any exercise the Warrant of the has Warrant not been for exercised. less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the Warrant registered Certificates, holder’s when assignee surrendered a at the office or agency of the Warrant Agent by the registered holder in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants. BY Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall COUNTERSIGNED be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge. AND The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise CONTINENTAL hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant does not entitle the registered holder to any of the rights of the a stockholder Warrant is of exercisable, the Company. if the The last Company sale price reserves of the Shares the right has to been call at the least Warrant $18.00 at any per share time prior on each to its of exercise 20 trading with days a notice within of any call 30 in trading writing day to the period holders (the of “30-day record of trading the Warrant, period”) giving ending at on least the 30 third days’ business notice day of such prior call, to the at any date time on which while STOCK notice of such call is given and if, and only if, there is a current registration statement in effect with respect to the Shares underlying the Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter REGISTERED: until the date of redemption. The call except price for of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value the $0.01 call price. TRANSFER TRUST& DISCOVE K L R AUTHORIZED Y NEW WARRANT 2019 DE R E YORK, LAW A SIGNATURE AGENTNCOMPANY CHIEF EXCUTIVE OFFICER CHIEF FINANCIAL OFFICER .

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                      Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _____________________
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

                     of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                         Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________________
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NYSE AMERICAN, NASDAQ, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, OR CHICAGO STOCK EXCHANGE.